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Exhibit 10.34

PURCHASE AGREEMENT

        This Agreement is made and entered into this 1st day of December, 1999 by and between THE MRS. FIELDS' BRAND, INC., a Delaware corporation ("MFB"), and NONNI'S FOOD COMPANY, INC., a Florida corporation ("NONNI'S").

RECITALS

        WHEREAS, MFB is the owner of certain cookie recipes which it has developed; and

        WHEREAS, Nonni's desires to purchase from MFB, and MFB desires to sell to Nonni's certain of its cookie recipes (collectively, the "Acquired Recipes") listed on Exhibit A attached hereto and made part hereto.

AGREEMENT

        NOW THEREFORE, in consideration of the covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.    Sale and Purchase.    On the terms and subject to the conditions of this Agreement, MFB agrees to sell, and Nonni's agrees to purchase, on or before December 29, 1999, the Acquired Recipes set forth on Exhibit A attached hereto and made a part hereof. Nonni's agrees that the Acquired Recipes are only to be used for cookies produced and sold by Nonni's and Nonni's further agrees not to sale, license or transfer in any manner the Acquired Recipes to a non-related party.

        2.    Purchase Price.    The purchase price for the Acquired Recipes shall be Two Million Dollars ($2,000,000.00). MFB shall provide wire transfer instructions to Nonni's. Nonni's agrees to effect the payment by wire transfer in immediate available funds.

        3.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

        4.    Severability.    If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

        5.    Attorney's Fees.    Should any litigation be commenced with respect to any matters governed by this Agreement, the party prevailing shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for such party's attorneys' fees and expenses determined by the court in such litigation.

        6.    Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

        7.    Remedies.    Each of the parties acknowledges and agrees that each other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that each other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof, having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

        8.    Submission to Jurisdiction.    Each of the parties submits to the jurisdiction of any state or federal court sitting in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

NONNI'S FOOD COMPANY, INC.
By:	/s/ TIM BRUER
Its:	CEO
THE MRS. FIELDS' BRAND, INC.
By:	/s/ LARRY HODGES
Its:	President

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PURCHASE AGREEMENT